Exhibit 99.B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-61366 on Form N-1A of our reports dated May 24, 2022, relating to the financial statements and financial highlights of Pacific FundsSM Portfolio Optimization Conservative, Pacific FundsSM Portfolio Optimization Moderate-Conservative, Pacific FundsSM Portfolio Optimization Moderate, Pacific FundsSM Portfolio Optimization Growth, Pacific FundsSM Portfolio Optimization Aggressive-Growth, Pacific FundsSM Ultra Short Income, Pacific FundsSM Short Duration Income, Pacific FundsSM Core Income, Pacific FundsSM Strategic Income, Pacific FundsSM Floating Rate Income, Pacific FundsSM High Income, Pacific FundsSM ESG Core Bond, Pacific FundsSM Small/Mid-Cap, Pacific FundsSM Small-Cap, Pacific FundsSM Small-Cap Value, PF Inflation Managed Fund, PF Managed Bond Fund, PF Short Duration Bond Fund, PF Emerging Markets Debt Fund, PF Growth Fund, PF Large-Cap Value Fund, PF Small-Cap Growth Fund, PF Small-Cap Value Fund, PF Emerging Markets Fund, PF International Growth Fund (formerly named PF International Large-Cap Fund), PF International Small-Cap Fund, PF International Value Fund, PF Multi-Asset Fund, and PF Real Estate Fund, each a series of Pacific Funds Series Trust, appearing in the Annual Report on Form N-CSR of Pacific Funds Series Trust for the year ended March 31, 2022, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Disclosure of Portfolio Holdings”, “Financial Statements”, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California July 27, 2022